SECURED NOTE

US $100,000	January 11, 2010

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of MTEL, a New Jersey limited liability company (“Lender”), the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00US).

1. Defined Terms. As used in this Note, (i) the term “Lender” means the holder of this Note, (ii) the term “Indebtedness” means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument, including prepayment premiums, late charges, default interest, and advances to protect the security, and (iii) a “Business Day” means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

2. Address for Payment. All payments due under this Note shall be payable at 39 Chestnut, Livingston, NJ 07039, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a) Interest shall be due and payable upon maturity of this Note. The total interest due at maturity shall be $50,000 (“Interest”).

(b) The principal amount of this note is $100,000 and interest shall not be added to principal or compounded.

(c) All outstanding principal and accrued interest shall be due and payable ON JULY 5, 2010; the stated due date shall also be referred to as the “Maturity Date”. Unless paid on or prior, the unpaid principal balance of this Note shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

(d) In addition, the Lender shall receive Two Hundred Thousand (200,000) free trading shares of the Company’s common stock from a third party.

4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender shall apply that payment to the principal amount of the note that is due and payable. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured, among other things, by a Lien against a certain parcel of land located in Wayne County, West Virginia, owned by the Borrower free of any encumbrances. Said description of the 175 acre parcel is as follows:

Beginning as a Spanish Oak and Beech near a knob at a corner of Davis’ line S 87 W 66 poles to a hickory S 73 W 106 poles to a stake on the Rufner line and with it S 5 W 22 poles to a Beech, there leaving the Rufner line and with the line of a survey made for J.P. Riggs now owned by A. Plymale S 59 E 100 poles to two hickories and a white oak S 25 E 46 poles to a walnut and hackberry S 60 E 28 poles to a white oak S 33 E 70 poles to two white oaks corner to survey made to L.D. Hatten and with same N 40 E 106 poles to an ash, hickory and two white oaks corner to a survey made for A. Queen and with the same N 7 W 132 Poles to a stake N 68 W 60 poles to the place of beginning containing One Hundred and Seventy Six (176) acres more or less. EXPECTING RESERVING 0.02 acres conveyed to Lavalette Public Service District, dated March 30, 2005, and recorded in the aforesaid Clerk’s Office in Deed Book 638, at page 154

6. Acceleration. If after 30 days written notice to the Borrower, an Event of Default has occurred and is continuing for a period of 30 days or more, then at the election of the Lender the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note may at once become due and payable, at the option of Lender. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge. No late charge shall apply to payments due under this Note.

8. Default Rate. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the “Default Rate”) equal to the lesser of 10 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payment will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any payment under this Note is delinquent for more than 5 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.

Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9. Notice. Borrower’s notice address is indicated by Borrower’s signature below. Notice may also be sent via Borrower’s fax number then in effect.

10. Prepayment. Borrower may pay the entire amount of this note, or in any part thereof at any time prior to the Maturity Date without penalty.

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11. Costs and Expenses. Borrower shall pay on demand all reasonable expenses and costs, including fees and reasonable out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any Default under this Note or in connection with efforts to collect any amount due under this Note after a Default, or to enforce the provisions of this Note, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, or the Security Instrument, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

14. Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Provided, however, that under no circumstance shall any interest or additional interest exceed the total amount of the Interest under this Note.

Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

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16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Governing Law. This Note shall be governed by the law of the State of Tennessee.

18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with the Security Instrument.

20. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in Atlanta under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties also agree that either party may require that the AAA Expedited Procedures shall apply, or that the AAA Optional Rules for Emergency Measures of Protection shall apply, or that both shall apply.

21. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER

WILON RESOURCES, INC.	Wilon Resources, Inc.
c/o Wayne Anderson
33 6th Street South, Suite 600
St. Petersburg FL 33701
Fax: 815-846-0755

By:	/s/ Wayne Anderson
Wayne Anderson, President

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